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                                                                   Exhibit 99.1
                [LOGO FOR AEGIS COMMUNICATIONS GROUP, INC.]

NEWS RELEASE                                              FOR IMMEDIATE RELEASE

CONTACTS AT THE COMPANY:
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(972) 830-1800
Hugh E. Sawyer          President and Chief Executive Officer
Michael J. Graham       Executive Vice President and Chief Financial Officer

Aegis Communications Group, Inc. Announces the Election of Stanton D. Anderson to Its Board of Directors

Irving, Texas - March 20, 2001 - Aegis Communications Group, Inc. (NASDAQ:
AGIS.OB), a leading provider of multi-channel customer relationship management and comprehensive marketing research to Fortune 500 and e-commerce businesses, today announced that Stanton D. Anderson, a partner with the law firm of McDermott, Will, & Emery, has been elected to the Aegis Board of Directors, replacing Robert Denious who has resigned from the board.

John R. Birk, Chairman of the Board, stated, "We are extremely pleased that Stan Anderson has been elected to the Board. Stan brings to Aegis a unique perspective as he has served in both legal and business capacities for a variety of industries and companies, including public and private, as well as companies in start-up and revitalization stages of growth."

Mr. Anderson is a partner in the Federal Regulatory Group in McDermott, Will, & Emery's Washington D.C. office. Mr. Anderson represents a number of international clients as well as a number of start-up, high-tech Internet companies for the firm. He is also Chairman of the board of directors of Global USA, Inc, a member of the board of directors of CB Richard Ellis, Inc. and of The Center for International Private Enterprise, legal counsel to Jobs for America's Graduates, and serves as a member of the Board of Advisors of Westmont College.

Aegis Communications Group, Inc. is a leading integrated customer solutions provider of multi-channel customer relationship management and comprehensive marketing research including database management, analytical services and market intelligence to Fortune 500 and emerging e-commerce companies. Aegis recently introduced e.Care.plussm, a suite of Internet-based customer care services that provide enhanced customer response through client company web sites. Aegis' blue-chip client list includes AT&T, American Express, BellSouth, Cendant and other leading companies. Aegis manages and operates a national network of client service centers employing approximately 9,100 people and utilizing approximately 5,600 production workstations. Further information regarding Aegis and its services can be found on its web site at www.aegiscomgroup.com.
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Aegis' Elrick and Lavidge Marketing Research division (E & L), based in
Atlanta, is recognized as one of the leading firms in consumer and business-to-business research. Established in 1951, E & L provides a broad range of corporate clients with state-of-the-science marketing research measuring customer satisfaction, likelihood of customer retention, point-of-sale research, full service quantitative and qualitative research, segmentation and market structure and marketing services. E&L uses traditional methodologies as well as advanced online and crossover methods. E & L clients include Proctor & Gamble, America Online, American Century, Compaq, Hallmark and 3M, as well as e-business companies. Further information regarding Elrick & Lavidge is available on its web site at www.elavidge.com
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